                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): January 18, 2006

                         DOW JONES & COMPANY, INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                  1-7564            13-5034940

      (State or other         (Commission File    (I.R.S. Employer

       jurisdiction               Number)          Identification No.)

     of incorporation)

      200 Liberty Street, New York, New York         10281

     (Address of principal executive offices)      (ZIP CODE)

     Registrant's telephone number, including area code: (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Dow Jones & Company, Inc. (the "Company") and the Board approved long-term incentive compensation as follows:

Long-Term Incentive Plan Payouts for 2005

Final awards were determined for the 2002 to 2005 performance period, in respect of contingent stock rights initially awarded by the Committee in 2002. For the 2002-2005 performance period, the payouts for the executive officers named below were based on the achievement of pre-established financial objectives, the achievement of strategic goals, and individual performance.  The financial portion of the award was based on the Company’s total shareholder return relative to an established peer group.  The strategic and individual components of the award were based on the Committee’s evaluation of the Company’s achievement of strategic goals and an assessment of each executive’s individual performance.

The following table sets forth the indicated executives’ long-term incentive compensation payouts for the 2002 to 2005 performance period:

Name And Position	Long-Term Incentive Plan Final Awards (2)
Peter R. Kann, Chairman and Chief Executive Officer (1)	$681,712
Richard F. Zannino, Executive Vice President and Chief Operating Officer (1)	$365,627
L. Gordon Crovitz, Senior Vice President and President, Electronic Publishing	$243,752
Karen Elliott House, Senior Vice President and Publisher, The Wall Street Journal (1)	$239,636
Paul E. Steiger, Managing Editor, The Wall Street Journal	$177,402

______________________

(1)

Mr. Zannino has been appointed Chief Executive Officer of the Company, effective February 1, 2006.   Mr. Kann will continue as Chairman until the annual meeting in 2007, the year in which he reaches the Company's mandatory retirement age of 65.  In addition, Ms. House will be retiring from the Company after a transitional period.

(2)

The payouts reflect the fair market value as of January 18, 2006 of the final awards made to the indicated executives under the Dow Jones 2001 Long Term Incentive Plan, as amended, in respect of the four-year performance period 2002-2005.

Initial Contingent Stock Right Awards for the 2006 to 2008 Performance Period

Initial awards of contingent stock rights were granted under the 2001 Long-Term Incentive Plan (as amended) for the 2006-2008 performance period.  Final awards for the 2006-2008 performance period will be based solely on the Company’s total shareholder return relative to an established group of peer companies.  In order for final awards to qualify as “performance-based compensation” as defined in Section 162(m) of the Internal Revenue Code, the Committee is not permitted, and currently does not intend, to exercise upward discretion in connection with the determination of final awards for the 2006-2008 performance period.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 18, 2006, the Board elected Eduardo Castro-Wright to the Board, effective February 1, 2006. The Board has not appointed Mr. Castro-Wright to any Board committees.  A copy of the press release announcing Mr. Castro-Wright’s election to the Board is attached as Exhibit 99.1 to this report.  With the election of Mr. Castro-Wright, the size of the Board has been temporarily increased to eighteen directors. See Item 5.03 below.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 18, 2006, in accordance with the Company's restated certificate of incorporation, the Board amended Section 43 of the Company's Bylaws to provide that between February 1, 2006 and the date of the Annual Meeting of Stockholders in April 2006, the number of directors shall be fixed at eighteen, and thereafter shall return to sixteen.

As discussed in Item 5.02 above, effective February 1, 2006, Mr. Castro-Wright will become a director of the Company.  A copy of the amended and restated Bylaws is attached as Exhibit 3.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	The Bylaws of the Company, as amended and restated as of January 18, 2006.

99.1	Press Release dated January 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DOW JONES & COMPANY, INC.

Dated: January 24, 2006                By: /s/Robert Perrine

                                         --------------------

                                         Robert Perrine

                                         Chief Accounting

                                         Officer and Controller

  EXHIBIT INDEX

Exhibit No.       Description

-----------       -----------

3.1

The Bylaws of the Company, as amended and restated as of January 18, 2006.

99.1

Press Release dated January 18, 2006.